BG STAFFING, INC. ANNOUNCES PARTIAL EXERCISE OF UNDERWRITERS’ OVER-ALLOTMENT OPTION

PLANO, Texas – June 6, 2016 – BG Staffing, Inc. (NYSE MKT: BGSF) (“BG Staffing” or the “Company”), a rapidly growing national provider of temporary staffing services, today announced that the underwriters of its previously announced public offering of 1,075,000 newly issued shares of the Company's common stock have partially exercised their over-allotment option to purchase an additional 116,246 newly issued shares of the Company’s common stock at a price to the public of $14.00 per share. The Company has now sold a total of 1,191,246 newly issued shares of the Company’s common stock in connection with the offering, with total gross proceeds of approximately $16.7 million. Total net proceeds to the Company, after deducting the underwriters’ discounts and commission and other estimated offering expenses payable by the Company, are approximately $15.1 million.
The Company intends to use the net proceeds received from the sale of the common stock to reduce outstanding indebtedness.
Roth Capital Partners and Taglich Brothers are acting as book-running managers for the offering.
The securities described above are being offered by BG Staffing pursuant to a shelf registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission. The offering will be made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. An electronic prospectus supplement and the accompanying prospectus relating to the offering has also been filed with the SEC and is available on the SEC's website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from Roth Capital Partners, 888 San Clemente, Newport Beach, California 92660, Attn: Equity Capital Markets, via telephone at (800) 678-9147 or via email at rothecm@roth.com, or from Taglich Brothers, 275 Madison Avenue, Suite 1618, New York, New York 10016, Attn: Robert Schroeder, via telephone (212) 661-6886 or via email at schroeder@taglichbrothers.com.
This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of BG Staffing being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About BG Staffing, Inc.
Headquartered in Plano, Texas, BG Staffing provides staffing services to a variety of industries through its various divisions. BG Staffing is primarily a temporary staffing platform that has integrated several regional and national brands.

Forward-Looking Statements
The forward looking statements in this press release, including with respect to the intended use of the proceeds of the offering, are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission, including in the “Risk Factors” section of the prospectus supplement. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
CONTACT:
Terri MacInnis, VP of Investor Relations
Bibicoff + MacInnis, Inc.
818.379.8500
terri@bibimac.com